EXHIBIT 99.1

Press Release

Investors:	Media:

Parag Bhansali (904) 854-8640	Michelle Kersch (904) 854-5043
Lender Processing Services, Inc. Reports Strong Fourth Quarter Earnings
Year-over-year revenues up 8.5%
Adjusted EPS of 64 cents per diluted share
     JACKSONVILLE, Fla. – February 11, 2009 – Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage industry, today reported consolidated revenues of $476.1 million for the fourth quarter of 2008, an increase of 8.5% compared to the fourth quarter of 2007, and net earnings of $54.3 million or 57 cents per share.
     Pro forma adjusted net earnings for the fourth quarter of 2008 were $60.9 million, or 64 cents per share, compared to $63.6 million, or 65 cents per share, in the fourth quarter of 2007. Pro forma adjusted net earnings in the current quarter were impacted by $3.4 million in after-tax incremental public company costs incurred as a result of LPS being spun-off on July 2, 2008. Also, these results include an adjustment for purchase amortization of 7 cents per share for the fourth quarter of 2008 while adjustments for the prior year quarter included pro forma interest expense of 15 cents per share and purchase amortization of 7 cents per share.
     “LPS had a solid fourth quarter despite continued difficult market conditions and a tenuous macro-economic environment impacting some of its businesses. LPS, with its unique capabilities and market leading presence, remains well positioned to achieve its growth objectives in 2009 and beyond,” said William P. Foley II, Chairman of LPS. “Fourth quarter earnings were in line with expectations. Our Default Services business continued to deliver strong results which more than offset a decline in our Loan Facilitation Services. Also, our Servicing and other technology businesses had another solid quarter,” added Jeff Carbiener, President and CEO of LPS.
     Operating income was $120.4 million in the quarter compared to $121.2 million in the fourth quarter of 2007.
     Full year 2008 revenues of $1.9 billion were up 10.1% compared to 2007 and net earnings for full year 2008 were $230.9 million. Pro forma adjusted net earnings for full year 2008 were $230.7 million compared to $221.2 million in 2007.
     Pro forma adjusted free cash flow (net cash provided by operating activities including the pro forma interest expense noted earlier, minus additions to property and equipment and capitalized software) for the year ended December 31, 2008 of $276.5 million was well above the $150.2 million for the same period in 2007, primarily due to lower working capital requirements.
Technology, Data and Analytics
     Revenues for the segment were $149.1 million compared to $145.9 million in the fourth quarter of 2007 while operating income of $53.5 million was $1.7 million below the prior year quarter. Mortgage Processing revenues of $88.4 million were $4.5 million lower compared to the fourth quarter of 2007, primarily due to lower non-account based fees. Other TD&A revenues increased by 14.6% to $60.8 million compared to the prior year quarter, mainly due to strong growth in our Desktop application and Data and Analytics services. Overall operating income for the segment was lower primarily due to lower non-account based fees, partially offset by higher contributions from Desktop and Mortgage Processing.

Loan Transaction Services
     Revenues for the segment increased by 11.6% to $329.9 million compared to the fourth quarter of 2007 while operating income increased by 14.8% to $82.9 million compared to the prior year period. Loan Facilitation Services revenues of $86.1 million declined 42.9% compared to the same period last year, mainly due to ongoing weakness in the refinance and origination markets, which translated into decreased appraisal and settlement service volumes and lower tax and other loan origination related revenues. Default Services, on the other hand, more than offset this decline with revenues of $243.7 million which increased 68.3% over the fourth quarter of 2007, primarily due to continued strength in the default market and our ability to gain market share. Overall operating income for the segment grew due to higher income in Default Services, partially offset by lower contributions from some of our loan origination related services like appraisal, settlement, tax and our property exchange business.
Other Items
     Net corporate expenses totaled $16.1 million compared to $10.4 million in the fourth quarter of 2007 primarily due to the incremental public company costs of $5.6 million in the current quarter.
Outlook
     “We had a strong finish in 2008 and while some of our markets and the broader economy in general pose challenges, LPS has a solid presence in each of its businesses and remains well-positioned to grow earnings in 2009,” said Jeff Carbiener. “Building on the strong fourth quarter, we expect first quarter and full year 2009 adjusted earnings to be in the range of $0.60-$0.62 and $2.64-$2.74 per diluted share, respectively.”

Use of Non-GAAP Financial Information
     LPS reports several non-GAAP measures, including pro forma adjusted net earnings and pro forma adjusted free cash flow. The adjusted results exclude acquisition related amortization costs and include pro forma debt related interest expenses. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Wednesday, February 11, 2009, at 5:00 p.m. Eastern time. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through February 18, 2009 by dialing 888-203-1112 (access code: 4530769).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage industry. LPS offers solutions that span the mortgage continuum, including lead generation, origination, servicing, workflow automation (Desktop), portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages are serviced using LPS’s Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including seven of the top 10 and 16 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, please visit www.lpsvcs.com.
Forward Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the elimination of existing and potential customers as a result of failures and consolidations in the banking and financial services industries; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to adapt our services to changes in technology or the marketplace; risks associated with protecting information security and privacy; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with our spin-off from Fidelity National Information Services, Inc. (“FIS”), including those relating to our new stand-alone public company status and limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10 and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Consolidated and Combined Statements of Earnings
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Processing and services revenues	$476,125	$438,666	$1,861,909	$1,690,568

Cost of revenues	295,640	270,169	1,182,858	1,058,647
Selling, general and administrative expenses	60,112	47,259	238,857	207,859

Operating income	120,373	121,238	440,194	424,062

Other income (expense):
Interest income	566	518	1,605	1,690
Interest expense	(25,306)	(35)	(49,929)	(146)
Other expense, net	(8,704)	—	(8,427)	—

Total other income (expense)	(33,444)	483	(56,751)	1,544

Earnings before income taxes, equity in losses of unconsolidated entity and minority interest	86,929	121,721	383,443	425,606
Provision for income taxes	31,619	47,114	146,667	164,734

Earnings before equity in losses of unconsolidated entity and minority interest	55,310	74,607	236,776	260,872
Equity in losses of unconsolidated entity	(833)	(534)	(4,687)	(3,048)
Minority interest	(148)	(304)	(1,201)	(1,019)

Net earnings	$54,329	$73,769	$230,888	$256,805

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Condensed Consolidated and Combined Balance Sheets
(In thousands)

	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:

Cash and cash equivalents	$125,966	$39,566
Trade receivables, net of allowance for doubtful accounts	344,848	286,236
Other receivables	17,393	7,971
Due from afflilates	2,713	—
Prepaid expenses and other current assets	22,030	33,323
Deferred income taxes	52,646	40,440

Total current assets	565,596	407,536

Property and equipment, net of accumulated depreciation and amortization	95,542	95,620
Goodwill	1,091,056	1,078,154
Intangible assets, net of accumulated amortization	83,489	118,129
Computer software, net of accumulated amortization	157,539	150,372
Other non-current assets	122,300	112,232

Total assets	$2,115,522	$1,962,043

Liabilities and Stockholders’ Equity
Current liabilities:

Trade accounts payable	$31,720	$19,499
Accrued salaries and benefits	36,492	22,908
Recording and transfer tax liabilities	14,639	10,657
Due to affiliates	1,573	—
Other accrued liabilities	101,612	57,053
Current portion of long-term debt	145,101	—
Deferred revenues	51,628	58,076

Total current liabilities	382,765	168,193

Deferred revenues	40,343	23,146
Deferred income taxes	53,329	55,196
Long-term debt, less current portion	1,402,350	—
Other long-term liabilities	39,217	34,419

Total liabilities	1,918,004	280,954

Minority interest	11,252	10,050

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at December 31, 2008 or 2007	—	—
Common stock $0.0001 par value; 500 million shares authorized, 95.3 million shares issued at December 31, 2008	9	—
Treasury stock $0.0001 par value; 19,870 shares at December 31, 2008	(582)	—
Additional paid-in capital	106,966	—
Retained earnings	93,540	1,671,039
Accumulated other comprehensive earnings	(13,667)	—

Total stockholders’ equity	186,266	1,671,039

Total liabilities and stockholders’ equity	$2,115,522	$1,962,043

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Consolidated and Combined Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2008	2007
	(Unaudited)
Cash flows from operating activities:
Net earnings	$230,888	$256,805

Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	93,416	102,607
Amortization of debt issuance costs	3,002	—
Deferred income taxes	(28)	12,840
Stock-based compensation cost	21,513	14,057
Income tax benefit from exercise of stock options	(533)	—
Equity in losses of unconsolidated entity	4,687	3,048
Minority interest	1,201	1,019
Changes in assets and liabilities, net of effects from acquisitions
Net increase in trade receivables	(57,918)	(99,234)
Net (increase) decrease in other receivables	(9,423)	28,325
Net decrease (increase) in prepaid expenses and other assets	11,666	(48,556)
Net decrease (increase) in deferred revenue	10,501	(29,946)
Net decrease in accounts payable, accrued liabilities and other liabilities	54,888	42,029

Net cash provided by operating activities	363,860	282,994

Cash flows from investing activities:
Additions to property and equipment	(23,012)	(20,754)
Additions to capitalized software	(39,276)	(49,798)
Acquisitions, net of cash acquired	(19,938)	(37,305)

Net cash used in investing activities	(82,226)	(107,857)

Cash flows from financing activities:
Borrowings	25,700	—
Debt service payments	(63,272)	—
Capitalized debt issuance costs	(25,735)	—
Net distributions to FIS	(114,855)	(183,354)
Stock options exercised	1,448	—
Income tax benefit from exercise of stock options	533	—
Dividends paid	(19,053)	—

Net cash used in financing activities	(195,234)	(183,354)

Net increase (decrease) in cash and cash equivalents	86,400	(8,217)

Cash and cash equivalents, at beginning of period	39,566	47,783

Cash and cash equivalents, at end of period	$125,966	$39,566

Cash paid for interest	$32,330	$—

Cash paid for income taxes	$62,229	$—

Non-cash contribution relating to stock compensation	$9,120	$14,057

Non-cash contribution for Espiel acquisition	$—	$6,000

Non-cash redistribution of assets to FIS	$(6,191)	$—

Non-cash exchange of FIS note	$(1,585,000)	$—

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES	Exhibit D
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

	Year Ended December 31,		Quarter Ended
	2008	2007	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
1. Revenues

Technology, Data and Analytics (TD&A):
Mortgage Processing	$334,184	$339,670	$88,364	$83,592	$82,062	$80,166	$92,883	$81,256	$83,233	$82,298
Other TD&A	231,466	230,476	60,754	55,372	59,682	55,658	53,029	58,593	58,776	60,078

Total	565,650	570,146	149,118	138,964	141,744	135,824	145,912	139,849	142,009	142,376

Loan Transaction Services:
Loan Facilitation Services	455,992	652,858	86,118	93,545	125,124	151,205	150,889	166,546	177,710	157,713
Default Services	851,828	473,021	243,736	241,844	197,223	169,025	144,805	122,710	103,967	101,539

Total	1,307,820	1,125,879	329,854	335,389	322,347	320,230	295,694	289,256	281,677	259,252

Corporate and Other	(11,561)	(5,457)	(2,847)	(1,675)	(3,711)	(3,328)	(2,940)	(3,641)	1,324	(200)

Total Revenue	$1,861,909	$1,690,568	$476,125	$472,678	$460,380	$452,726	$438,666	$425,464	$425,010	$401,428

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	-1.6%	4.7%	-4.9%	2.9%	-1.4%	-2.6%	13.9%	-1.9%	5.8%	1.0%
Other TD&A	0.4%	3.6%	14.6%	-5.5%	1.5%	-7.4%	-9.0%	5.6%	2.8%	16.8%

Total	-0.8%	4.2%	2.2%	-0.6%	-0.2%	-4.6%	4.4%	1.1%	4.5%	7.1%

Loan Transaction Services:
Loan Facilitation Services	-30.2%	4.8%	-42.9%	-43.8%	-29.6%	-4.1%	-6.2%	1.2%	20.8%	4.8%
Default Services	80.1%	70.3%	68.3%	97.1%	89.7%	66.5%	72.1%	68.8%	69.2%	70.6%

Total	16.2%	25.0%	11.6%	15.9%	14.4%	23.5%	20.7%	21.9%	35.0%	23.4%

Corporate and Other	111.9%	-114.7%	-3.2%	-54.0%	-380.3%	n/m	-140.4%	-140.3%	-89.4%	-102.4%

Total Revenue	10.1%	13.8%	8.5%	11.1%	8.3%	12.8%	11.9%	10.6%	19.0%	14.3%

2. Depreciation and Amortization

Depreciation and Amortization	$51,154	$57,268	$13,714	$12,613	$11,306	$13,521	$12,831	$14,207	$15,484	$14,746
Purchase Price Amortization	40,018	43,389	10,711	10,627	8,980	9,700	11,428	10,670	10,316	10,975
Other Amortization	2,244	1,950	596	579	594	475	496	602	452	400

Total Depreciation and Amortization	$93,416	$102,607	$25,021	$23,819	$20,880	$23,696	$24,755	$25,479	$26,252	$26,121

3. Stock Compensation Expense

Stock Compensation Expense, Excluding Acceleration Charges	$21,375	$14,057	$6,603	$5,790	$4,295	$4,687	$3,235	$3,607	$3,645	$3,570
Stock Acceleration Expense	138	—	—	—	138	—	—	—	—	—

Total Stock Compensation Expense	$21,513	$14,057	$6,603	$5,790	$4,433	$4,687	$3,235	$3,607	$3,645	$3,570

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES	Exhibit E
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Year Ended December 31,		Quarter Ended
	2008	2007	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
1. EBIT — Consolidated

Revenue	$1,861,909	$1,690,568	$476,125	$472,678	$460,380	$452,726	$438,666	$425,464	$425,010	$401,428
Cost of Sales	1,182,858	$1,058,647	295,640	302,081	294,963	290,174	270,169	261,655	269,042	257,781
Selling, General and Administrative Expenses	238,857	207,859	60,112	59,746	60,782	58,217	47,259	51,528	55,603	53,469

Operating Income	440,194	424,062	120,373	110,851	104,635	104,335	121,238	112,281	100,365	90,178

Less Non-recurring Charges:
Restructuring Costs	2,353	(4,235)	—	—	2,353	—	(4,235)	—	—	—
LPS Spin Related Costs	2,963	—	—	—	1,960	1,003	—	—	—	—
Acceleration of Performance-Based Shares	138	—	—	—	138	—	—	—	—	—

EBIT, as adjusted	$445,648	$419,827	$120,373	$110,851	$109,086	$105,338	$117,003	$112,281	$100,365	$90,178

EBIT Margin, as adjusted	23.9%	24.8%	25.3%	23.5%	23.7%	23.3%	26.7%	26.4%	23.6%	22.5%

Depreciation and Amortization	$93,416	$102,607	$25,021	$23,819	$20,880	$23,696	$24,755	$25,479	$26,252	$26,121

2. EBIT — Technology, Data and Analytics

Revenue	$565,650	$570,146	$149,118	$138,964	$141,744	$135,824	$145,912	$139,849	$142,009	$142,376
Cost of Sales	309,969	$313,747	80,482	73,980	81,397	74,110	75,048	78,391	78,187	82,121
Selling, General and Administrative Expenses	64,640	64,770	15,121	15,790	17,471	16,258	15,675	16,319	16,954	15,822

Operating Income	191,041	191,629	53,515	49,194	42,876	45,456	55,189	45,139	46,868	44,433

Less Non-recurring Charges:
Restructuring Costs	2,178	—	—	—	2,178	—	—	—	—	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$193,219	$191,629	$53,515	$49,194	$45,054	$45,456	$55,189	$45,139	$46,868	$44,433

EBIT Margin, as adjusted	34.2%	33.6%	35.9%	35.4%	31.8%	33.5%	37.8%	32.3%	33.0%	31.2%

Depreciation and Amortization	$61,206	$68,720	$15,990	$15,230	$13,971	$16,015	$16,143	$16,958	$17,437	$18,182

3. EBIT — Loan Transaction Services

Revenue	$1,307,820	$1,125,879	$329,854	$335,389	$322,347	$320,230	$295,694	$289,256	$281,677	$259,252
Cost of Sales	885,410	$750,174	218,813	229,804	217,337	219,456	196,412	184,595	192,174	176,993
Selling, General and Administrative Expenses	114,281	110,132	28,128	28,324	29,366	28,463	27,028	28,351	27,711	27,042

Operating Income	308,129	265,573	82,913	77,261	75,644	72,311	72,254	76,310	61,792	55,217

Less Non-recurring Charges:
Restructuring Costs	163	—	—	—	163	—	—	—	—	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$308,292	$265,573	$82,913	$77,261	$75,807	$72,311	$72,254	$76,310	$61,792	$55,217

EBIT Margin, as adjusted	23.6%	23.6%	25.1%	23.0%	23.5%	22.6%	24.4%	26.4%	21.9%	21.3%

Depreciation and Amortization	$25,210	$28,752	$7,045	$6,669	$5,310	$6,186	$7,254	$7,279	$7,449	$6,770

4. EBIT — Corporate and Other

Revenue	$(11,561)	$(5,457)	$(2,847)	$(1,675)	$(3,711)	$(3,328)	$(2,940)	$(3,641)	$1,324	$(200)
Cost of Sales	(12,521)	$(5,274)	(3,655)	(1,703)	(3,771)	(3,392)	(1,291)	(1,331)	(1,319)	(1,333)
Selling, General and Administrative Expenses	59,936	32,957	16,863	15,632	13,945	13,496	4,556	6,858	10,938	10,605

Operating Income	(58,976)	(33,140)	(16,055)	(15,604)	(13,885)	(13,432)	(6,205)	(9,168)	(8,295)	(9,472)

Less Non-recurring Charges:
Restructuring Costs	12	(4,235)	—	—	12	—	(4,235)	—	—	—
LPS Spin Related Costs	2,963	—	—	—	1,960	1,003	—	—	—	—
Acceleration of Performance-Based Shares	138	—	—	—	138	—	—	—	—	—

EBIT, as adjusted	$(55,863)	$(37,375)	$(16,055)	$(15,604)	$(11,775)	$(12,429)	$(10,440)	$(9,168)	$(8,295)	$(9,472)

Depreciation and Amortization	$7,000	$5,135	$1,986	$1,920	$1,599	$1,495	$1,358	$1,242	$1,366	$1,169

LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES	Exhibit E
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Year Ended December 31,		Quarter Ended
	2008	2007	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
5. Net Earnings — Reconciliation

Net Earnings	$230,888	$256,805	$54,329	$51,281	$63,546	$61,732	$73,769	$67,991	$60,506	$54,539

Less Non-recurring Charges:
Restructuring Costs, net of tax	1,452	(2,596)	—	—	1,440	—	(2,596)	—	—	—
LPS Spin Related Costs, net of tax	1,828	—	—	—	1,200	614	—	—	—	—
Acceleration of Performance-Based Shares, net of tax	85	—	—	—	84	—	—	—	—	—
Impact of change in tax rate on non-recurring items	(223)	—	(223)	—	—	—	—	—	—	—

Net Earnings, excluding non-recurring items	234,030	254,209	54,106	51,281	66,270	62,346	71,173	67,991	60,506	54,539

Pro Forma Interest Expense, net of tax (1)	28,131	59,623	—	—	13,951	14,180	14,588	14,805	15,326	14,904

Pro Forma Net Earnings	205,899	194,586	54,106	51,281	52,319	48,166	56,585	53,186	45,180	39,635
Purchase Price Amortization, net of tax	24,751	26,595	6,815	6,504	5,496	5,936	7,005	6,540	6,323	6,727

Pro Forma Adjusted Net Earnings	$230,650	$221,181	$60,921	$57,785	$57,815	$54,102	$63,590	$59,726	$51,503	$46,362

Pro Forma Net Earnings Per Share	$2.15	$1.99	$0.57	$0.54	$0.55	$0.49	$0.58	$0.54	$0.46	$0.41

Pro Forma Adjusted Net Earnings Per Share (2)	$2.41	$2.26	$0.64	$0.61	$0.61	$0.55	$0.65	$0.61	$0.53	$0.47

Pro Forma Diluted Weighted Average Shares (2)	95,754	97,697	95,126	95,223	95,070	97,597	97,697	97,697	97,697	97,697

6. Cashflow — Reconciliation

Cash Flows from Operating Activities:

Net Earnings	$230,888	$256,805	$54,329	$51,281	$63,546	$61,732	$73,769	$67,991	$60,506	$54,539

Less Non-recurring Charges:
Restructuring Costs, net of tax	1,452	(2,596)	—	—	1,440	—	(2,596)	—	—	—
LPS Spin Related Costs, net of tax	1,828	—	—	—	1,200	614	—	—	—	—
Impact of change in tax rate on non-recurring items	(223)	—	(223)	—	—	—	—	—	—	—

Net Earnings, excluding non-recurring items	233,945	254,209	54,106	51,281	66,186	62,346	71,173	67,991	60,506	54,539

Pro Forma Interest Expense, net of tax	28,131	59,623	—	—	13,951	14,180	14,588	14,805	15,326	14,904

Pro Forma Adjusted Net Earnings	205,814	194,586	54,106	51,281	52,235	48,166	56,585	53,186	45,180	39,635

Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	123,258	133,571	30,081	32,420	18,262	42,495	27,980	30,213	31,633	43,745
Working capital adjustments	9,714	(107,382)	32,158	26,908	(91,474)	42,122	(13,903)	(36,445)	(26,149)	(30,885)

Net cash provided by (used in) operating activities	338,786	220,775	116,345	110,609	(20,977)	132,783	70,662	46,954	50,664	52,495

Capital expenditures included in investing activities	(62,288)	(70,552)	(23,946)	(13,205)	(14,344)	(10,793)	(36,068)	(9,448)	(14,531)	(10,505)

Pro Forma Adjusted Net Free Cashflow	$276,498	$150,223	$92,399	$97,404	$(35,321)	$121,990	$34,594	$37,506	$36,133	$41,990

Notes:

(1)	Pro forma interest expense for each of the six quarters in the period ended June 30, 2008 represents the interest expense associated with the $1,610.7 million in debt incurred by us in connection with the spin-off assuming the spin-off occurred on January 1, 2007. Our new bank debt bears interest at a floating rate which we estimate would have been 4.96% on the revolving credit agreement, Term Loan A and Term Loan B based on the one month LIBOR rate on June 30, 2008 (2.46%) plus a spread of 2.5%. Our new senior notes bear interest at a fixed rate of 8.125%. Amortization of capitalized debt issuance costs in connection with the borrowings included in pro forma interest expense total approximately $5.7 million for the year ended December 31, 2007 and $2.7 million for the six months ended June 30, 2008. These projections also reflect principal paydowns of approximately $36.3 million ($35 million of Term Loan A, $1.3 million of Term Loan B) per quarter under the credit agreement (other than in the first quarter after closing, in which only $1.3 million is payable) and the paydown of the revolver of $25.7 million during the first quarter of 2007.

(2)	Pro forma earnings per share and pro forma diluted weighted average shares for the quarter ended June 30, 2008 are provided based on the 94,611 shares of Lender Processing Services, Inc. common stock issued to FIS shareholders on the July 2, 2008 spin-off date along with dilutive common stock equivalents calculated under the treasury stock method using the $33 per share closing price of LPS on July 2, 2008 as the average market price and the number of LPS options and awards issued to our employees per the terms of the spin-off. Pro forma earnings per share and pro forma diluted weighted average shares for all other periods presented above are based on the pro forma diluted shares as included in the Company’s Form 10 filed on June 20, 2008.